Exhibit 99.1

MDWerks Common Stock Transitions to OTC Expert Market

May 22, 2024

Green Cove Springs, FL – May 24, 2024 – MDWerks, Inc. (“MDWerks” or the “Company”), a forward-thinking company leading the charge in the world of sustainable technology, today announced that its common stock has transitioned to trading on the OTC Expert Market, where it can be found under the ticker symbol “MDWK,” because the Company has not timely filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Form 10-K”) with the Securities and Exchange Commission (the “SEC”).

As previously reported in the Company’s Notification of Late Filing on Form 12b-25 filed with the SEC on April 1, 2024 (the “Form 12b-25”), the Company was unable to file its Form 10-K within the prescribed period because the Company requires more time to complete the procedures relating to its year-end process, including the completion of the audit of the Company’s financial statements by the Company’s independent auditors for inclusion in the Form 10-K. Subsequent to filing the Form 12b-25, the Company has continued to dedicate significant resources to the completion of such procedures.

The Company is working diligently to complete the necessary work to file the Form 10-K as soon as practicable in order to restore its trading status on OTC Markets Pink Market.

FORWARD-LOOKING STATEMENTS: This release contains “forward-looking statements”. Forward-looking statements also may be included in other publicly available documents issued by MDWK and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “would,” “could,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance.

Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause MDWK’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others such as, but not limited to economic conditions, changes in the laws or regulations, demand for MDWK’s products and services, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Any forward-looking information provided in this release should be considered with these factors in mind. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Forms 10-Q and Current Reports on Form 8-K, which are available on the Securities and Exchange Commission’s website at sec.gov. We assume no obligation to update any forward-looking statements contained in this press release

Contact:

MDWerks, Inc.

info@mdwerks.com